As filed with the Securities and Exchange Commission on November 14, 2005
                       Registration Number: 333-127555


                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                               FORM SB-2/A
                    (Post-Effective Amendment No. 1)

                          REGISTRATION STATEMENT
                               UNDER THE
                          SECURITIES ACT OF 1933



                           Global Concepts, Ltd.
               ----------------------------------------------
               (Name of Small Business Issuer in its Charter)


           Colorado               4231          84-1191355
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(State or other Jurisdiction of(Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization) Classification Code Number   Identification No.)

                       EDUARDO RODRIGUEZ, CHAIRMAN
                          Global Concepts, Ltd.
                          501 Bloomfield Avenue
                           Montclair, NJ 07042
                             (973) 233-1233
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  (Address and telephone number of Registrant's principal executive offices, principal place of business, and agent for service of process.)
                   _________________________________

                                Copy to


                          ROBERT BRANTL, ESQ.
                          322 Fourth Street
                          Brooklyn, NY 11215
                          Attorney for Issuer
                            (718) 768-6045
                   _________________________________

     On October 13, 2005 the offering of securities under this Registration Statement was terminated. At that time, 96,878,657 shares of common stock that were included in the Registration Statement remained unsold. Global Concepts, Ltd., therefore, hereby deregisters those 96,878,657 shares.

                               SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Global Concepts, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the Town of Garrison and the State of New York on the 14th day of November, 2005.

                              GLOBAL CONCEPTS, LTD.


                              By:/s/ Michael Margolies
                              ----------------------------
                              Michael Margolies, Chairman

     In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities stated on November 14, 2005.


/s/ Michael Margolies
-----------------------------
Michael Margolies, Director,
Chief Executive Officer,
Chief Financial Officer,
Chief Accounting Officer

/s/ Eduardo Rodriguez
-----------------------------
Eduardo Rodriguez, Director